Exhibit 5.2

[Letterhead of Womble Bond Dickinson (US) LLP]

August 20, 2020

QVC Rocky Mount, Inc.

100 QVC Boulevard

Rocky Mount, North Carolina 27801

Re:        Registration Statement on Form S-3 (File No. 333-233799) filed by QVC, Inc., a Delaware corporation (the “Parent Company”), and the other Registrants listed therein on September 16, 2019 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which includes the base Prospectus dated as of October 3, 2019, and the Registration Statement on Form S-3 (File No. 333-244803) filed with the Commission pursuant to Rule 462(b) under the Act, as supplemented by the Prospectus Supplement dated August 13, 2020, filed in definitive form by the Parent Company with the Commission on August 17, 2020 pursuant to Rule 424(b) of the Securities Act (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as special North Carolina counsel to QVC Rocky Mount, Inc., a North Carolina corporation (the “Guarantor”), in connection with the above-referenced Registration Statement, pursuant to which the 4.375% Senior Secured Notes in the aggregate principal amount of $500,000,000 due 2028 of the Parent Company (the “Debt Securities”) will be issued under the Parent Company’s Indenture, dated as of September 13, 2018, executed by the Parent Company, the Guarantor and the other guarantors named therein, and U.S. Bank National Association, as trustee, as supplemented by a Fourth Supplemental Indenture dated as of August 20, 2020 (the “Indenture”) among the Parent Company, the Guarantor and certain other subsidiaries of the Parent Company, and U.S. Bank National Association, as trustee. The Debt Securities, when issued, will be guaranteed by the Guarantor on the terms set forth in the Indenture (the “Guarantee”).

A.            DOCUMENTS REVIEWED. For purposes of rendering this opinion we have examined and relied upon the following documents: (i) the Registration Statement; (ii) the prospectuses contained in the Registration Statement; (iii) the Indenture; (iv) the underwriting agreement, dated August 13, 2020, executed by the Parent Company, the Guarantor and the other guarantors named therein, and BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein; (v) the Guarantee to be entered into by the Guarantor in favor of the holders of the Debt Securities concurrently with the issuance of the Debt Securities under the Indenture (the “Notation of Guarantee”); and (vi) a Secretary’s Certificate dated August 20, 2020 executed by the Secretary of the Guarantor (the “Secretary’s Certificate”). We have also reviewed and relied upon the following organizational documents of the Guarantor, which the Guarantor has represented in the Secretary’s Certificate are the documents pursuant to which the Guarantor is currently organized and which govern its affairs: (x) Articles of Incorporation of the Guarantor dated July 20, 1999 and filed with the North Carolina Secretary of State on July 20, 1999; and (y) undated Bylaws of the Guarantor. We have also reviewed and relied upon a Certificate of Existence of the Guarantor issued by the North Carolina Secretary of State dated August 19, 2020. The organizational documents described in items (x) and (y) above are collectively referred to herein as the “Guarantor Organizational Documents.”

QVC Rocky Mount, Inc.

August 20, 2020

We have also reviewed and relied upon such certificates of representatives of the Guarantor as to factual matters, certificates of public officials and other instruments, documents and agreements as a basis for the opinions set forth below. Notwithstanding the foregoing, for purposes of this opinion we have not made an independent review of any agreements, instruments, writs, orders, judgments, rules or regulations which may have been executed by or which may now be binding upon the Guarantor or which may affect the assets or business of the Guarantor, as applicable, nor have we undertaken to review our internal files or the files of the Guarantor relating to other transactions to which the Guarantor may be a party or to discuss such transactions or the business of the Guarantor generally with any other lawyers in our firm or representatives of the Guarantor. We have relied as to factual matters upon the representations, warranties, certifications and statements contained in the transaction documents described herein.

B.            ASSUMPTIONS. In rendering this opinion, we have assumed the following with your express permission and without independent verification or investigation: (i) that all natural persons executing the transaction documents described herein have the legal capacity to do so; (ii) that all signatures on all documents submitted to us are genuine; all documents submitted to us as originals are authentic; (iii) that all certificates of public officials and representatives of the Guarantor have been properly issued and are accurate; and (iv) that all documents submitted to us as copies conform to the original documents, which themselves are authentic.

C.            OPINIONS. Based on and subject to the foregoing and the qualifications and limitations set forth herein, it is our opinion that:

1.            The Guarantor is a corporation in valid existence under the laws of the State of North Carolina.

2.            The execution and delivery of the Indenture by the Guarantor as a guarantor (including its guarantee of the Debt Securities pursuant the Notation of Guarantee affixed thereto) and the consummation by the Guarantor of the transactions provided for therein (a) will not violate the Guarantor Organizational Documents, (b) have been duly authorized by all necessary corporate action of the Guarantor, and (c) are within the corporate powers of the Guarantor.

Nothing contained in this opinion letter shall be construed as an opinion as to the enforceability of any of the documents referenced herein.

This opinion is limited to the laws of the State of North Carolina, and to the laws of the United States of America that are applicable to transactions similar to those contemplated by the transaction documents described herein, excluding the following legal issues or the application of any such laws or regulations to the matters on which our opinions are referenced: (i) federal and state securities laws; (ii) the local laws of the State of North Carolina (i.e., the statutes, ordinances, the administrative decisions and the rules and regulations of counties and municipalities of the State of North Carolina); (iii) federal and state antitrust and unfair competition laws and regulations; (iv) federal and state tax laws and regulations; (v) federal and state regulatory laws and regulations applicable to any entity because of the business in which it is engaged; (vi) federal and state environmental laws and regulations; and (vii) laws, rules and regulations relating to money laundering and terrorist groups (including any requirements imposed under the USA Patriot Act of 2001, as amended). We render no opinion as to any documents not specifically opined to herein, including documents referenced in transaction documents described herein.

QVC Rocky Mount, Inc.

August 20, 2020

This opinion may be relied upon by Baker Botts L.L.P. in connection with the opinion it is delivering to the Parent Company, a copy of which is filed as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K and to the incorporation by reference of this opinion of counsel into the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectuses forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

Very truly yours,

/s/ WOMBLE BOND DICKINSON (US) LLP
A Limited Liability Partnership